UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2010

GeneLink, Inc.
(Exact name of registrant as specified in its charter)

PA	00-30518	23-2795613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

317 Wekiva Springs Road, #200, Longwood, FL	32779
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 558-4363

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) Departure of Executive Officer

On February 17, 2010, GeneLink, Inc. (the “Company”) replaced David L. Macdonald as Interim Chief Executive Officer of the Company. Mr. Macdonald will remain as a consultant for the Company.

(c) Appointment of Executive Officers

Gary J. Beeman was appointed the Chief Executive Officer and President of the Company effective February 17, 2010. Prior to joining the Company, Mr. Beeman, 56, most recently served as CEO and a founder of Bay Hill Ventures, a private capital firm. Mr. Beeman has served as an advisor to the Company’s Board of Directors since 2008. Mr. Beeman holds a Bachelor of Science degree in electrical engineering from Iowa State University.

Sharon Tahaney was appointed the President of GeneWize Life Sciences, Inc. (“GeneWize”), a wholly-owned subsidiary of the Company, effective February 17, 2010. Ms. Tahaney, 57, has been the Senior Vice President of Sales and Marketing of GeneWize since May 2009. Previously, Ms. Tahaney was Executive Vice President at Bill Blass New York, and spent 9 years at Tupperware U.S., most recently serving as the Senior Vice President of Leadership Development for Tupperware U.S. and Canada. Ms. Tahaney holds a Bachelors of Arts degree in English Education and a Master of Arts degree in English Education, each from Louisiana Tech University.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 Press Release dated February 17, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneLink, Inc.
(Registrant)

By: /s/ Bernard L. Kasten, Jr. M.D.

Bernard L. Kasten, Jr. M.D. Chairman

Dated: February 17, 2010

EXHIBIT

Exhibit No	Description

99.1	Press Release dated February 17, 2010